                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

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     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Riggs National Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

[RIGGS LOGO]


                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1998

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 15, 1998, at 9:30 a.m., local time, at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, for the following purposes:

        1. To elect a board of directors for the ensuing year;

        2. To consider and act upon a proposal to approve certain amendments to the Corporation's 1993, 1994 and 1996 Stock Option Plans;

        3. To consider and act upon a proposal to approve certain other amendments to the Corporation's 1996 Stock Option Plan;

        4. To consider and act upon a proposal to approve the 1997 Non-Employee Directors Stock Option Plan;

        5. To consider and act upon a proposal to approve certain amendments to the Corporation's Certificate of Incorporation;

        6. To consider and act upon a shareholder proposal; and

        7. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on February 27, 1998, will be entitled to vote at the Meeting or any adjournment or postponement thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

     You are cordially invited to attend the Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY C. COUGHLIN

                                          TIMOTHY C. COUGHLIN
                                          President

March 13, 1998

[RIGGS LOGO]


                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                                PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS TO BE
                             HELD ON APRIL 15, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Riggs National Corporation, a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on Wednesday, April 15, 1998, at 9:30 a.m. local time at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at any adjournment or postponement thereof. The Corporation owns all of the outstanding stock of Riggs Bank National Association ("Riggs Bank N.A.").

     Shareholders of record at the close of business on February 27, 1998 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, the Corporation had 30,575,788 shares of Common Stock, par value $2.50 per share ("Common Stock"), outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Under the applicable provisions of the Corporation's By-Laws and the Delaware General Corporation Law (the "Delaware GCL"), the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum of the shareholders in order to elect directors or take action on a proposal submitted to shareholders at a meeting of shareholders. For these purposes, Common Stock that is present or represented by proxy at the Meeting will be counted for quorum purposes regardless of whether the holder of the Common Stock or proxy fails to vote to elect directors or to vote on a proposal or whether a broker with discretionary voting authority with respect to such election or proposal fails to so vote.

     Once a quorum is established, under the applicable provisions of the Delaware GCL and the Corporation's By-Laws, in order for a director to be elected, the director must receive a plurality of the votes of the holders of the shares of Common Stock present in person or represented by proxy at the Meeting. For voting purposes, therefore, abstentions and "broker non-votes" will have no effect on the outcome of such election. With regard to the proposals to be presented to shareholders at the Meeting, such proposals must be approved by the affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy at the Meeting and, for voting purposes, abstentions will be counted as "no" votes and "broker non-votes" will not be counted.

     This Proxy Statement and the accompanying proxy are dated and are first being sent to shareholders on or about March 13, 1998. Shares of Common Stock represented by proxies that are properly executed and received in time for the Meeting will be voted in accordance with the shareholders' specifications. In the absence of specific instructions, executed proxies received in response to this solicitation will be voted for the election of the persons listed herein as directors, for the Corporation proposals described herein and against the shareholder proposal described herein. Should any other matters properly come before the Meeting, the persons named as proxies will, unless otherwise specified in the proxy, vote upon such matters according to their discretion. A proxy may be revoked at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

     The voting list will be available for inspection by shareholders of the Corporation at least ten days prior to the Meeting at the office of the Corporation located at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005.

     The Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS

     At the Meeting, nine (9) directors (which will constitute the entire Board after the Meeting) are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The shares of Common Stock represented by properly executed proxies will be voted for the nominees named below unless otherwise specified on the proxy. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to the actual number of nominees. In no event may the proxies be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR DIRECTOR

     The following table sets forth (i) the name and age of each nominee, (ii) the year during which each nominee first became a director of the Corporation,
(iii) the principal occupation and business experience of the nominee during the past five years, including all positions and offices with the Corporation, (iv) other directorships of companies and organizations held by the nominee and (v) the number of shares of Common Stock beneficially owned by each nominee as of January 31, 1998. All nominees are currently directors of the Corporation. The table has been prepared from information obtained from the nominees.

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1998,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
JOE L. ALLBRITTON   Chairman of the Board and Chief Executive Officer        12,291,126(2)
Age 73              of the Corporation; Chairman of the Board and Chief            36.8%
1981                Executive Officer, Riggs Bank N.A. (a subsidiary of
                    the Corporation); Chairman, Riggs & Co. (a division
                    of Riggs Bank N.A.); Chairman of the Board, Riggs
                    Bank Europe Limited (an indirect subsidiary of the
                    Corporation); Chairman of the Board, Riggs Asia
                    Limited (an indirect subsidiary of the
                    Corporation); Chairman of the Board and owner,
                    Perpetual Corporation, which owns Allbritton
                    Communications Company (owner of television
                    stations) and Allnewsco, Inc. (news programming
                    service); Chairman of the Board and owner,
                    Westfield News Advertiser, Inc. (owner of a
                    television station and newspapers); Chairman of the
                    Board and owner, University Bancshares, Inc. (a
                    Texas bank holding company) (1975-1997); Trustee,
                    National Geographic Society.

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1998,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
ROBERT L.           Director, Riggs Bank Europe Limited (an indirect          1,011,526(3)
ALLBRITTON          subsidiary of the Corporation); Director, Executive             3.0%
Age 28              Vice President and Chief Operating Officer,
1994                Allbritton Communications Company (owner of
                    television stations); Director, Perpetual
                    Corporation (owner of Allbritton Communications
                    Company and Allnewsco, Inc.); Director, Allnewsco,
                    Inc. (news programming service); Director,
                    University Bancshares, Inc. (a Texas bank holding
                    company) (1992-1997); Trustee and Vice President,
                    The Allbritton Foundation; Director and President,
                    Harrisburg Television, Inc. (owner of a television
                    station); Director and Vice President, Allbritton
                    Group, Inc. (a television broadcasting holding
                    company); Director and President, Allfinco, Inc. (a
                    subsidiary of Allbritton Communications Company);
                    Director, Allbritton News Bureau, Inc. (news
                    production equipment); Director and Vice President,
                    TV Alabama, Inc. (owner of television stations);
                    Director and Vice President, Allbritton
                    Jacksonville, Inc. (owner of television stations).
TIMOTHY C.          President of the Corporation; Director, Riggs               102,521(4)
COUGHLIN            Investment Management Corporation (an indirect
Age 55              subsidiary of the Corporation); Director, Riggs
1988                Asia Limited (an indirect subsidiary of the
                    Corporation); Vice Chairman of the Board, Riggs
                    Bank N.A. (1996); Chairman, British American
                    Business Association; Treasurer, The Bankers
                    Roundtable; Trustee, Federal City Council; Trustee,
                    Greater Washington Research Center ; Member, D.C.
                    Tax Revision Commission; Chairman, Boys and Girls
                    Clubs of Greater Washington; Chairman, The Paul
                    Berry Academic Scholarship Foundation, Inc.;
                    Trustee, Corcoran Gallery of Art.
JOHN M. FAHEY, JR.  President and Chief Executive Officer (effective              1,000
Age 46              March 1, 1998), National Geographic Society;
1997                Executive Vice President and Chief Operating
                    Officer, National Geographic Society (1997-1998);
                    President and Chief Executive Officer, National
                    Geographic Ventures (1996-1997); Chairman,
                    President and Chief Executive Officer, Time Life,
                    Inc. (a subsidiary of Time Warner, Inc.)
                    (1989-1995).

                                                                            COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                         JANUARY 31, 1998,
NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       AND PERCENTAGE OF
BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS             CLASS(1)
------------------       -----------------------------------------       ------------------
LAWRENCE I. HEBERT  Director, Riggs Investment Management Corporation            11,000
Age 51              (an indirect subsidiary of the Corporation);
1988                Director, Riggs Bank Europe Limited (an indirect
                    subsidiary of the Corporation); President and
                    Director, Perpetual Corporation (owner of
                    Allbritton Communications Company and Allnewsco,
                    Inc.); Vice Chairman, President and Director,
                    Allbritton Communications Company (owner of
                    television stations); Director, Allnewsco, Inc.
                    (news programming service); President, Westfield
                    News Advertiser, Inc. (owner of a television
                    station and newspapers); Vice President, University
                    Bankshares, Inc. (a Texas bank holding company)
                    (1975-1997); Director, Allied Capital Corporation
                    (an investment company).
STEVEN B. PFEIFFER  Director, Riggs Bank Europe Limited (an indirect              8,849
Age 51              subsidiary of the Corporation); Partner and Head of
1989                the International Department, Fulbright & Jaworski
                    L.L.P. (law firm); Chairman Emeritus of the Board
                    of Trustees, Wesleyan University (Connecticut).(5)
ROBERT L. SLOAN     Vice Chairman of the Board of the Corporation;               15,759(6)
Age 51              Chief Executive Officer, Sibley Memorial Hospital,
1993                Washington, D.C.; Former Chairman, District of
                    Columbia Hospital Association; Former Chairman,
                    Potomac Home Health Care Agency; Trustee and former
                    Chairman, Community of Hope, Inc.; President,
                    Tri-State Hospital Association.
JACK VALENTI        Chairman and Chief Executive Officer, Motion                  7,317(7)
Age 76              Picture Association of America, Inc.; Director,
1986                American Film Institute.
EDDIE N. WILLIAMS   President and Chief Executive Officer, Joint Center           3,280(8)
Age 65              for Political and Economic Studies; Director,
1993                Harrah's Entertainment Corporation; Director,
                    Harrah's Jazz Finance Corporation; Director, Blue
                    Cross/Blue Shield of the National Capital Area;
                    Director, Care First, Inc.

---------------
(1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of January 31, 1998, through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.

(2) Included in this total are exercisable options to purchase 2,354,000 shares of the Corporation's Common Stock held by Joe L. Allbritton as of January 31, 1998. For a more complete description of Joe L. Allbritton's beneficial ownership of the Corporation's Common Stock, please see "Beneficial Ownership of Corporation Stock," Note 2, page 6.

(3) Under the federal securities laws, Robert L. Allbritton may be deemed to share voting and investment power with regard to 1,011,126 shares owned by charitable foundations of which Robert L. Allbritton, his father Joe L. Allbritton and his mother Barbara B. Allbritton are the trustees (the "Foundations"). See "Beneficial Ownership of Corporation Stock," Note 2, page 6.

(4) Included in this total are exercisable options to purchase 92,500 shares of the Corporation's Common Stock held by Mr. Coughlin as of January 31, 1998.

(5) Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski L.L.P. This law firm performed legal services for the Corporation during 1997 and is expected to perform legal services for the Corporation in 1998.

(6) Included in this total are 4,222 shares of Phantom Stock (see "Director Compensation," below).

(7) Included in this total are 4,511 shares of Phantom Stock (see "Director Compensation," below).

(8) Included in this total are 280 shares of Phantom Stock (see "Director Compensation," below).

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a standing Nominating Committee. Directors of the Corporation are nominated by the full Board.

     The Executive Committee exercises the power of the Board between meetings of the Board and such other powers as the Board may delegate. The Executive Committee did not meet during 1997. The committee members during 1997 were directors Joe L. Allbritton, Barbara B. Allbritton, Frederick L. Bollerer, Timothy C. Coughlin, Ronald E. Cuneo, James E. Fitzgerald, Heather S. Foley, Lawrence I. Hebert, Timothy A. Lex and Robert L. Sloan. Following the reduction in the number of directors in May 1997, the Executive Committee consisted of Joe
L. Allbritton, Timothy C. Coughlin, Lawrence I. Hebert and Robert L. Sloan.

     The Audit Committee reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to the Corporation and its subsidiaries. The Audit Committee held four meetings in 1997. The committee members during 1997 were directors Calvin Cafritz, Michela A. English, John M. Fahey, Jr., James E. Fitzgerald, David J. Gladstone, Steven B. Pfeiffer and Robert L. Sloan. Following the reduction in the number of directors in May 1997, the Audit Committee consisted of John M. Fahey, Jr., Steven B. Pfeiffer and Robert L. Sloan.

     The Compensation Committee assists the Board in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee met three times in 1997. The committee members during 1997 were directors Charles A. Camalier, III, Ronald E. Cuneo, Michela A. English, James
E. Fitzgerald, Michael J. Jackson, Robert L. Sloan, Jack Valenti and Eddie N. Williams. Following the reduction in the number of directors in May 1997, the Compensation Committee consisted of Robert L. Sloan, Jack Valenti and Eddie N. Williams. For a discussion of fiscal year 1997 compensation programs, see "1997 Compensation," found under "Compensation Committee Report to Shareholders," pages 12-13.

     The Board held seven meetings in 1997, and the various Committees of the Board, including those listed above, met a total of 17 times. Of the directors serving during 1997, director Jack Valenti attended fewer than 75% of the aggregate of the total number of meetings of the Board and of the committees on which he served during 1997.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated under it require that certain officers, directors and beneficial owners of the Corporation's equity securities ("insiders") file various reports with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Corporation believes that all of the Corporation's insiders have timely filed the reports under
Section 16(a) required to be filed for 1997.

DIRECTOR COMPENSATION

     Directors of the Corporation who are not officers currently receive a retainer fee of $24,000 per year. Directors receive an additional retainer fee of $3,000 for membership on committees, and the Chairmen of the committees receive an additional retainer fee of $5,000 per year, except for the Chairman of the Audit Committee, who receives an additional retainer fee of $25,000 per year. Officers of the Corporation who are directors do not receive compensation in addition to their compensation as officers for attending Board or committee meetings of the Corporation. In April 1994, a Deferred Compensation Plan was adopted to allow non-employee directors of the Corporation to defer receipt of all or a portion of director's fees to a specified date or termination of service as a director. Under the plan, directors may elect to defer all fees and to have such deferred amounts treated as having been invested in cash, shares of the Corporation's Common Stock (the deferred stock is known as "Phantom Stock"), and/or a combination of cash and shares. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank N.A. on certificates of deposit with a one-year maturity. Dividends on Phantom Stock are reinvested in additional shares of Phantom Stock. Shares of Phantom Stock acquired under the plan are priced at the closing market price of such shares on the date on which fee payment is deferred.

     On July 9, 1997, a 1997 Non-Employee Directors Stock Option Plan (the "1997 Plan") was adopted, subject to shareholder approval. Under the 1997 Plan, the Board may grant options to purchase common stock of the Corporation to non-employee directors of the Corporation and the non-employee directors of its subsidiaries. The amount, timing and terms of such grants will be based on such considerations as the Board may consider appropriate, subject to the provisions of the 1997 Plan. The maximum number of shares that may be issued under the 1997 Plan is 350,000 shares of common stock. On July 9, 1997, a total of 307,500 shares of Common Stock of the Corporation were granted to a total of 17 non-employee directors, subject to shareholder approval of the 1997 Plan.

                   BENEFICIAL OWNERSHIP OF CORPORATION STOCK

     The following table sets forth information, as of January 31, 1998, concerning (a) each person known by the Corporation to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table and (c) executive officers and directors (including nominees) of the Corporation and executive officers of Riggs Bank N.A. as a group:

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL              PERCENT OF
         BENEFICIAL OWNERS OF COMMON STOCK                OWNERSHIP(1)               CLASS
         ---------------------------------                ------------             ----------
Joe L. Allbritton..................................        12,291,126(2)             36.8%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Barbara B. Allbritton..............................         2,342,858(3)              7.0%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Timothy C. Coughlin................................           102,521(4)
Timothy A. Lex.....................................            42,167(5)
John L. Davis......................................            52,167(6)
Joseph W. Barr.....................................            31,833(7)
Frederick L. Bollerer..............................               400
All executive officers and directors (including
  nominees) of the Corporation as a group (19
  persons).........................................        12,676,986(8)             38.0%

---------------
(1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, includes sole or shared power to vote, or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of January 31, 1998, through the exercise of an option or otherwise. Except where noted, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.

(2) Joe L. Allbritton has sole voting and investment power with regard to 8,926,000 of these shares. Pursuant to the federal securities laws, included among these 8,926,000 shares are 675,511 shares owned by Allwin, Inc., which is wholly owned by him. In addition, 1,011,126 shares are owned by the Foundations of which Joe L. Allbritton, his wife Barbara B. Allbritton and their son Robert L. Allbritton are the trustees, and 1,330,000 shares are beneficially owned by Barbara B. Allbritton as to which Joe L. Allbritton shares voting and investment power as described in Note 3, page 4. He disclaims beneficial ownership of an additional 1,732 shares owned by Barbara B. Allbritton.

    This amount includes 2,354,000 exercisable options of the Corporation's Common Stock held by Joe L. Allbritton as of January 31, 1998.

    The shares of Common Stock owned directly by Joe L. Allbritton are pledged to secure a loan with a commercial bank. Should an event of default set forth in the related loan agreement (which contains standard default provisions) occur, the lending bank may be able to sell or transfer the shares depending on the circumstances. In the absence of such an event of default, he retains the right to receive the dividends and the power to vote the shares. For a more complete description of the loan, including default provisions, see the Schedule 13d and amendments thereto filed by Joe L. Allbritton with the SEC.

(3) Barbara B. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with Joe L. Allbritton as to 1,330,000 shares, with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included, pursuant to the federal securities laws, are 1,011,126 shares owned by the Foundations as to which she shares voting and investment power. Mrs. Allbritton disclaims beneficial ownership of 8,926,000 shares owned by Joe L. Allbritton, including shares owned by Allwin, Inc.

(4) See Note 4, page 4.

(5) This amount includes exercisable options to purchase 41,167 shares of the Corporation's Common Stock held by Mr. Lex as of January 31, 1998.

(6) This amount includes exercisable options to purchase 50,667 shares of the Corporation's Common Stock held by Mr. Davis as of January 31, 1998.

(7) This amount includes exercisable options to purchase 30,333 shares of the Corporation's Common Stock held by Mr. Barr as of January 31, 1998.

(8) Of the 12,676,986 shares which are beneficially held by the executive officers and directors (including nominees) of the Corporation, 2,662,167 are options which have vested and are exercisable and 9,014 are shares of Phantom Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The annual and other compensation paid by the Corporation and Riggs Bank N.A. for 1997, 1996 and 1995 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation (and one executive officer who departed during 1997), including certain officers of Riggs Bank N.A., and the capacities in which they are currently serving, are set forth below:

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION              AWARDS
                                    -----------------------------------   ------------
            (a)              (b)      (c)        (d)           (e)            (f)
                                                              OTHER        SECURITIES        (g)
                                                              ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS      COMPENSATION     OPTIONS      COMPENSATION
---------------------------  ----   --------   --------    ------------   ------------   ------------
Joe L. Allbritton.........   1997   $380,000   $  --(1)      $   436         500,000       $225,050(1)
  Chairman of the Board      1996    380,000      --             713       1,224,000        183,031
  and Chief Executive        1995    380,000    570,000          553         300,000        129,400
  Officer of the
  Corporation; Chairman of
  the Board and Chief
  Executive Officer of
  Riggs Bank N.A.
Timothy C. Coughlin.......   1997    300,000    141,000(2)     1,769          25,000          6,155(2)
  President of the           1996    300,000    120,000       --              25,000          6,314
  Corporation                1995    300,000    150,000       --              15,000          1,580
Timothy A. Lex............   1997    200,000     94,000(3)     3,694          25,000          5,983(3)
  Executive Vice President   1996    197,115     80,000       --              35,000          5,483
  and Chief Operating        1995    164,200     31,316      129,426(3)       10,000         76,228
  Officer of Riggs Bank
  N.A.
John L. Davis.............   1997    185,000     87,000(4)    --              10,000          6,690(4)
  Chief Financial Officer    1996    179,615     64,750       --              20,000          6,573
  of the Corporation;        1995    164,231     38,466       --              25,000          1,305
  Executive Vice President
  and Chief Financial
  Officer of Riggs Bank
  N.A.
Joseph W. Barr............   1997    175,000     54,000(5)    --              10,000          5,985(5)
  Executive Vice             1996    165,000     47,025       --              10,000          2,008
     President............
  of Riggs Bank N.A.         1995    152,885     27,392       --              20,000          1,831
Frederick L. Bollerer.....   1997    245,769          0       --                   0          7,515(6)
  Former President           1996    300,000     90,000        5,432          10,000          7,330
  of Riggs Bank N.A.         1995    300,000    300,000       --              30,000          2,623

---------------
(1) Mr. Allbritton requested that the Board not include him in the 1996 and 1997 Bonus Plans. See "1997 Compensation. The Chairman and Chief Executive Officer of Riggs National Corporation," found under "Compensation Committee Report to Shareholders," page 12, for additional comments.

    Of the $225,050 of "All Other Compensation" reported for Mr. Allbritton in column (g) for 1997, $55,370 represents the economic benefit attributable to group term life insurance coverage and the Split Dollar Life Insurance Plan applicable to certain key employees of the Corporation and its subsidiaries, and $169,680 is attributable to director's fees for services rendered as Chairman of the Board of Riggs Bank Europe Limited. Mr. Allbritton received director's fees of $117,263 and $71,145 in 1996 and 1995, respectively, for services rendered as the Chairman of the Board of Riggs Bank Europe Limited.

(2) Timothy C. Coughlin was awarded a bonus amount of 47% of base salary based on his contribution to the Corporation's exceeding its performance goal in 1997. For a discussion of the payment of incentives based on the Corporation's 1997 performance, see "1997 Compensation. Other Executive Officers," found under "Compensation Committee Report to Shareholders," page 12.

    Of the $6,155 of "All Other Compensation" reported in column (g) for 1997, $1,355 represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $4,800 is attributable to matching contributions to the Riggs Bank N.A. Employees' Savings Plan account of Mr. Coughlin.

(3) Timothy A. Lex was awarded a bonus amount of 47% of base salary based on his contribution to the Corporation's exceeding its performance goal in 1997. For a discussion of the payment of incentives based on the Corporation's 1997 performance, see "1997 Compensation. Other Executive Officers," found under "Compensation Committee Report to Shareholders," page 12.

    Of the $5,983 of "All Other Compensation" reported for Mr. Lex in column (g) for 1997, $1,183 represents the economic benefit attributable to group term life insurance coverage and the Split Dollar Life Insurance Plan, and $4,800 is attributable to matching contributions to the Riggs Bank N.A. Employees' Savings Plan account of Mr. Lex.

    Of the $129,426 of "Other Annual Compensation" reported for Timothy A. Lex in column (e) for 1995, $129,378 (99.96%) represents overseas cost-of-living adjustments, tax gross-ups and other payments to Mr. Lex to provide him with equivalent compensation and living expenses while posted with Riggs Bank N.A.'s London operation.

(4) John L. Davis was awarded a bonus amount of 47% of base salary based on his contribution to the Corporation's exceeding its performance goal in 1997. For a discussion of the payment of incentives based on the Corporation's 1997 performance, see "1997 Compensation. Other Executive Officers," found under "Compensation Committee Report to Shareholders," page 12.

    Of the $6,690 of "All Other Compensation" reported for John L. Davis in column (g) for 1997, $1,890 represents the economic benefit attributable to group term life insurance coverage and the Split Dollar Life Insurance Plan, and $4,800 is attributable to matching contributions to the Riggs Bank N.A. Employees' Savings Plan account of Mr. Davis.

(5) Joseph W. Barr was awarded a bonus amount of 31% of base salary based on his contribution to the Corporation's exceeding its performance goal in 1997. For a discussion of the payment of incentives based on 1997 performance, see "1997 Compensation. Other Executive Officers," found under "Compensation Committee Report to Shareholders," page 12.

    Of the $5,985 of "All Other Compensation" reported for Mr. Barr in column
    (g) for 1997, $1,995 represents the economic benefit attributable to group term life insurance coverage and the Split Dollar Life Insurance Plan, and $3,990 is attributable to matching contributions to the Riggs Bank N.A. Employees' Savings Plan account of Mr. Barr.

(6) Of the $7,515 of "All Other Compensation" reported for Mr. Bollerer in column (g) for 1997, $2,715 represents the economic benefit attributable to group term life insurance coverage and the Split Dollar Life Insurance Plan, and $4,800 is attributable to matching contributions to the Riggs Bank N.A. Employees' Savings Plan account of Mr. Bollerer.

STOCK OPTION GRANTS IN 1997

                   (a)                         (b)          (c)         (d)         (e)           (f)
                                            NUMBER OF    % OF TOTAL
                                            SECURITIES    OPTIONS
                                            UNDERLYING   GRANTED TO                           GRANT DATE
                                             OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION     PRESENT
                   NAME                      GRANTED      IN 1997      PRICE        DATE      VALUE($)(1)
                   ----                     ----------   ----------   --------   ----------   -----------
Joe L. Allbritton(2)......................    500,000      46.4%       $20.50      7/9/07     $4,482,500
Timothy C. Coughlin(3)....................     25,000        2.3        19.75      4/9/07        215,475
Timothy A. Lex(3).........................     25,000        2.3        19.75      4/9/07        215,475
John L. Davis(3)..........................     10,000        0.9        19.75      4/9/07         86,190
Joseph W. Barr(3).........................     10,000        0.9        19.75      4/9/07         86,190
Frederick L. Bollerer(3)..................     --          --           --          --            --

---------------
(1) The grant date present value estimate reflected in the above table has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Corporation's view of the appropriate value or methodology for the purposes of financial reporting. This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions:

       - Exercise price is equal to the closing market price on the day of grant;

       - The annual dividend rate is 1.0126% for options maturing April 9, 2007, and 0.9756% for options maturing July 9, 2007;

       - Price volatility is based on weekly data for the preceding one-year period;

       - The risk-free rate is 5.80% for options maturing April 9, 2007, and 5.74% for options maturing July 9, 2007, for the expected term of the options with a yield of comparable maturing Treasury securities; and

       - There is a 14% discount for forfeiture of unexercised shares.

    These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy.

    There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Corporation's Common Stock on the dates upon which the options are exercised. No realization of value from the options is possible without an increase in the price of the Corporation's Common Stock, which would benefit all shareholders.

(2) On July 9, 1997 (the "July Grant Date"), certain non-employee directors recommended, and the Board approved, a stock option grant to the Chairman and Chief Executive Officer. Mr. Allbritton was awarded the option to purchase 500,000 shares of the Corporation's Common Stock. Pursuant to the Corporation's 1996 Stock Option Plan, as approved by shareholders, the option was granted at a price equal to the closing price of such stock on the July Grant Date. The option vests and becomes exercisable as follows:
    (1) upon achievement of specific and aggressive stock performance criteria or (2) upon a "change of control" of the Corporation, as defined in the Corporation's 1996 Stock Option Plan.

(3) On April 9, 1997 (the "April Grant Date"), the Compensation Committee recommended, and the Board approved, stock option grants to senior executive officers. Messrs. Coughlin, Lex, Davis and Barr were awarded options to purchase 25,000, 25,000, 10,000 and 10,000 shares, respectively, of the Corporation's Common Stock. Pursuant to the Corporation's 1994 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of such stock on the April Grant Date. These options vest and become exercisable as follows: (1) one-third equally over three years on the respective grant date anniversaries or (2) upon a "change of control" of the Corporation, as defined in the Corporation's 1994 Stock Option Plan.

STOCK OPTION EXERCISES IN 1997/FY-END OPTION VALUES

            (a)                  (b)          (c)              (d)                     (e)
                                                       NUMBER OF SECURITIES          VALUE OF
                                                            UNDERLYING             UNEXERCISED
                                                           UNEXERCISED             IN-THE-MONEY
                               SHARES                   OPTIONS AT FY-END        OPTIONS, FY-END
                             ACQUIRED ON     VALUE         EXERCISABLE/            EXERCISABLE/
           NAME               EXERCISE     REALIZED       UNEXERCISABLE           UNEXERCISABLE
           ----              -----------   ---------   --------------------  ------------------------
Joe L. Allbritton..........     --            --        2,104,000 / 350,000  $29,977,600 / $3,218,250
Timothy C. Coughlin........     --            --           57,500 /  32,500      960,313 /    289,688
Timothy A. Lex.............     --            --           41,167 /  38,833      655,693 /    390,557
John L. Davis..............     --            --           50,667 /  24,333      847,006 /    301,119
Joseph W. Barr.............     --            --           30,333 /  19,667      507,869 /    228,381
Frederick L. Bollerer......    135,000     1,644,375            0 /       0           0 /           0

RETIREMENT BENEFITS

     Senior officers of the Corporation and its subsidiaries are eligible to receive pension benefits under the Riggs Bank N.A. Amended Pension Plan. Effective December 31, 1995, the benefit formula for determining the pension benefit payable under the plan is 1% times the officer's average compensation for each year of service up to a maximum of 30 years. However, if a greater benefit would result under plan provisions in effect prior to December 31, 1995, based on average compensation and years of service prior to December 31, 1995, an officer's pension benefit payable under the plan is protected at that level.

     Average compensation is limited by the Riggs Bank N.A. Amended Pension Plan to base salary. In accordance with applicable tax code provisions, base salary has been limited since 1989. Base salary was limited to $160,000 for 1997. Applying the formula, the estimated annual pension benefit for each of the highest paid executive officers, assuming each retired as of his normal age (or his current age if later), is as follows: Mr. Allbritton $96,227; Mr. Coughlin $50,529; Mr. Lex $46,950; Mr. Davis $20,436; and Mr. Barr $31,245. Mr. Bollerer
is not eligible for a pension benefit based on his departure effective October 15, 1997.

     The Corporation also has a Supplemental Executive Retirement Plan, which provides supplemental retirement income to certain key employees of the Corporation and its subsidiaries at the level of senior vice president and above. The Compensation Committee determines the terms and conditions under which the employee participates and becomes vested in the benefits of the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Compensation Committee, the level of benefits is based on the participant's functional responsibility. Upon the latter of a participant's termination of employment with vested benefits or attainment of age 62, the participant will begin receiving the vested portion of the supplemental retirement benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based on the parameters set by the Compensation Committee, the annual benefit payable to each of Messrs. Allbritton and Coughlin would be $40,000. The annual benefit payable to Messrs. Lex, Davis, and Barr would be $25,000, $15,000 and $15,000 respectively. The annual benefit payable to Mr. Bollerer is $40,000.

                          TRANSACTIONS WITH MANAGEMENT

INDEBTEDNESS OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND RELATED PERSONS

     The Corporation's banking subsidiaries have had, and are expected to have in the future, banking transactions in the ordinary course of their business with directors of Riggs Bank N.A. and Riggs Bank Europe Limited and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

OTHER

     During 1997 and 1996, the Corporation purchased equipment and software from Wang Federal, Inc. Ronald E. Cuneo (a member of the Board during 1996 and part of 1997) was President of Wang Federal, Inc. at the time of purchase. Total expenditures equaled $1.0 million in 1996 and $1.3 million in 1997.

                 COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

     The Compensation Committee of the Corporation is responsible for:

        - reviewing the overall salary administration program for the Corporation and Riggs Bank N.A. and its subsidiaries (the "Riggs Group");

        - reviewing and making recommendations to the Board concerning annual salary and bonus programs for the Riggs Group;

        - reviewing and making recommendations to the Board concerning compensation and benefits of executive officers of the Riggs Group; and

        - reviewing the Riggs Group's benefit plans, considering any new benefits that significantly modify the existing plans and recommending to the Board any changes requiring Board approval.

     In 1997, the Compensation Committee approved a compensation framework for executive officers in which executives' pay was directly linked to the financial success of the bank. Specifically, the 1997 compensation framework consisted of:
(1) paying competitive market rates of base pay; (2) rewarding financial performance of the Corporation through an annual bonus plan based on aggressive goals for return on average assets ("ROA"), net income, and fee income and (3) granting competitive stock options to key employees of the Corporation as an incentive to further the long-term growth and success of the Corporation.

1997 COMPENSATION

     THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RIGGS NATIONAL
CORPORATION. Joe L. Allbritton continued to serve as Chairman of the Board and Chief Executive Officer of the Corporation throughout 1997, during which the Corporation substantially improved its financial position. Under the Chairman's leadership, the Corporation earned $50.9 million in net income and exceeded its ROA and fee income goals.

     In 1997, Mr. Allbritton continued to voluntarily maintain his base salary at the same level he has received since 1992. Per his request of the Board, Mr. Allbritton was not included in the Corporation's 1997 Bonus Plan and was not paid a bonus.

     In July 1997, Mr. Allbritton was granted the option to purchase 500,000 shares of the Corporation's Common Stock at a price of $20.50 per share upon the recommendation of certain non-employee directors of the Corporation. The option vests and becomes exercisable upon the Corporation's achievement of specific and aggressive stock performance criteria or upon a "change of control" of the Corporation as defined in the Corporation's 1996 Stock Option Plan. This option was granted to Mr. Allbritton in recognition of his personal role in the Corporation's outstanding financial success and the Board's high regard for him and his contributions to the Corporation.

     OTHER EXECUTIVE OFFICERS. The Compensation Committee established a performance-based bonus plan for executive officers in 1997 under which bonuses were paid to eligible officers based on both the Corporation's achievement of specified targets for 1997 ROA, net income, fee income and the executive's performance. The Corporation used a systematic evaluation approach to appraise all officer performance, including that of the senior officers.

     Additionally, stock option grants were made in 1997 based on corporate and individual performance in 1997. See "Stock Option Grants in 1997," page 10, for a description of the stock options granted to executive officers.

1998 COMPENSATION

     The Board has approved a performance-based incentive plan for executive officers in 1998.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) does not permit the Corporation to deduct certain non-performance-based compensation in excess of $1 million per taxable year paid to the Chief Executive Officer or the four most highly compensated employees named in the Proxy Statement.

     For 1997, all compensation earned by the Corporation's five highest paid officers was completely deductible. When applicable, the Compensation Committee will review the adoption of a policy regarding Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the below-named three directors, none of whom are present or former officers or employees of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as an officer, director, or member of a compensation committee of any entity whose executive officer served on the Compensation Committee or as a director of the Corporation. During fiscal year 1997, Compensation Committee member Robert L. Sloan, or his associates, had an outstanding loan with a lending subsidiary of the Corporation on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, this transaction did not, at the time it was entered into, involve more than the normal risk of collectability or present other unfavorable features.

                                          Respectfully Submitted,

                                          Riggs National Corporation
                                          Compensation Committee

                                          Jack Valenti, Chairman
                                          Robert L. Sloan
                                          Eddie N. Williams

                            STOCK PERFORMANCE CHART

     The following graph shows the performance of the Corporation's Common Stock over the past five fiscal years as compared to the NASDAQ Market Value Index and the Middle Atlantic Banks Index.

                                                            Riggs             Middle            NASDAQ
  Measurement Period                                       National          Atlantic          National
(Fiscal Year Covered)                                    Corporation          Banks             Market
1992                                                        100.00            100.00            100.00
1993                                                         85.19            116.30            114.80
1994                                                         82.72            113.06            112.21
1995                                                        128.40            180.94            158.70
1996                                                        172.30            259.66            195.19
1997                                                        271.08            369.03            239.53

---------------
(1) A list of the banks included in the Middle Atlantic Banks Index is available to shareholders, at no charge, by writing to Mary B. LeMont, Assistant Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 7th Floor, Washington, D.C. 20006.

                             CORPORATION PROPOSALS

AMENDMENTS TO THE 1993, 1994 AND 1996 STOCK OPTION PLANS

     On January 21, 1998, the Board approved and adopted amendments to the Corporation's 1993, 1994 and 1996 Stock Option Plans (collectively, the "Plans"), subject to shareholder approval. The modifications address certain administrative provisions contained in all three Plans.

     As originally approved and adopted, the Plans each provided that a "Joint Compensation Committee" would be responsible for plan administration. Consistent with the reorganization of the Board of the Corporation and Riggs Bank N.A. during 1997, it is necessary to amend each of the Plans to replace the "Joint Compensation Committee" with the "Compensation Committee" of the Board as the Plans' administrator and as the committee that will make recommendations to the non-employee members of the Board with respect to the grant of options under the Plans.

     In accordance with provisions of Rule 16b-3 of the Securities Exchange Act of 1934, each of the Plans as originally approved and adopted contained requirements that a person qualify as a "Disinterested Person" and that stockholders of the Corporation approve amendments which materially increase the benefits accruing to "Insiders," materially modify the requirements as to eligibility of Insiders to participate in the Plans, or remove administration of the Plans from a committee of Disinterested Persons. Due to amendments to Rule 16b-3, it is no longer appropriate to include these requirements in each of the Plans. The Plans, as amended, remove these requirements.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE PLANS.

                                      ***

AMENDMENTS TO THE 1996 STOCK OPTION PLAN AND RATIFICATION OF THE WAIVER OF ASSOCIATED PREEMPTIVE RIGHTS

     On May 15, 1996, the shareholders of the Corporation approved the 1996 Stock Option Plan (the "1996 Plan"). On January 21, 1998, the Board approved and adopted amendments to the 1996 Plan, subject to shareholder approval. The modifications address issues related to which employees are eligible to participate in the 1996 Plan and the aggregate number of shares of Common Stock that may be issued pursuant to the 1996 Plan.

     As amended, the 1996 Plan will expand the definition of key employees eligible for grants under the Plan so that any employee who has substantial responsibility in the direction and management of the Corporation or a subsidiary can receive grants, rather than just senior officers. This amendment will provide an additional tool to retain critical employees and is consistent with the definition of key employees included in the 1993 and 1994 Plans.

     The 1996 Plan initially authorized the reservation of two million shares of Common Stock of the Corporation for issuance pursuant to stock option awards. The 1996 Plan as amended reserves a total of four million shares for issuance, but continues to limit grants to any one key employee during a calendar year to two million shares. Furthermore, the Board unanimously waived preemptive rights of the Corporation's shareholders with regard to such shares. The waiver of preemptive rights requires the approval by at least ten directors pursuant to Article Ninth of the Certificate of Incorporation. (The Corporation also is proposing to amend Article Ninth of the Certificate of Incorporation, and such amendment is more fully described below.) However, since the membership of the Board was less than ten at the time of the approval and remains less than ten currently, the shareholders are asked to ratify the waiver of the associated preemptive rights as adopted by the Board.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE 1996 PLAN AND THE RATIFICATION OF THE WAIVER OF THE ASSOCIATED PREEMPTIVE RIGHTS.

                                      ***

APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AND RATIFICATION OF THE WAIVER OF ASSOCIATED PREEMPTIVE RIGHTS

     On July 9, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"). The 1997 Directors Plan will terminate if not approved by the shareholders of the Corporation, or upon the earlier of one of the following:
(a) the adoption of a resolution of the Board terminating the Plan, (b) the date shares are no longer available for issuance under the Plan or (c) July 9, 2007. The purpose of the 1997 Directors Plan is to increase the proprietary interest of non-employee directors of Riggs National Corporation (the "Corporation") and its subsidiaries by granting such directors options to purchase Common Stock of the Corporation. The grants are intended to more closely align the interests of the non-employee directors of the Corporation and its subsidiaries with those of the shareholders.

     The 1997 Directors Plan authorizes an aggregate maximum of 350,000 shares of the Corporation's Common Stock for grant to eligible members of the Board of Directors. A director is eligible to receive an option under the 1997 Directors Plan if the director is not otherwise an employee of the Corporation or any subsidiary and was not an employee of the Corporation or subsidiary for a period of at least one year before the date of grant of an option under the Plan. The amount, timing and terms of such grants will be based on such considerations as the Board of Directors may consider appropriate, subject to the provisions of the 1997 Directors Plan. When an option becomes exercisable, the optionee may purchase shares of the Corporation's Common Stock by the payment of the exercise price for the number of shares being purchased. The exercise price shall not be less than the greater of the fair market value of the option on the date of grant or the par value of the Common Stock.

     On July 9, 1997, a total of 307,500 shares of Common Stock of the Corporation were granted to a total of 17 nonemployee directors, subject to shareholder approval of the 1997 Directors Plan. Furthermore, the Board unanimously waived preemptive rights of the Corporation's shareholders with regard to such shares. The waiver of preemptive rights requires the approval by at least ten directors pursuant to Article Ninth of the Certificate of Incorporation. However, since the membership of the Board was less than ten at the time of the approval and remains less than ten currently, the shareholders are asked to ratify the waiver of the associated preemptive rights as adopted by the Board.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1997 PLAN AND THE RATIFICATION OF THE WAIVER OF THE ASSOCIATED PREEMPTIVE RIGHTS.

                                      ***

AMENDMENT TO ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION

     Article Ninth of the Corporation's Certificate of Incorporation, as amended, provides that shareholders of the Corporation shall have preemptive rights to purchase any stock or right to purchase stock issued by the Corporation. Article Ninth provides, however, that such preemptive rights shall not exist if, at the time the issuance of securities or rights is approved, the Board votes unanimously to eliminate such rights with a minimum of ten directors voting. At the time that Article Ninth was amended to add the ten director minimum, the number of Directors of the Corporation was twenty-five. As a result, the ten director minimum had the effect of requiring at least two-fifths of the directors to vote on the issue. At an April 9, 1997, meeting of the Board, the number of Directors of the Corporation was reduced to eight and the number was increased to its present nine at a subsequent meeting of the Board. In order to be consistent with the amendment to the Certificate of Incorporation and to further protect the interests of the shareholders, the Certificate of Incorporation must be amended. In its meeting on January 21, 1998, the Board passed a resolution recommending that the Certificate of Incorporation be amended to require that the elimination of preemptive rights shall continue to require a unanimous vote of the Board with at least a majority of the directors voting. This amendment to Article Ninth must be approved by the shareholders of the Corporation. The Certificate of

Incorporation shall be amended by striking the language requiring "at least ten Directors voting" and replacing it with "at least a majority of Directors voting."

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION.

                                      ***

                              SHAREHOLDER PROPOSAL

GENERAL

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20032, who is the owner of 500 shares of Common Stock, has advised the Corporation that she intends to present the following proposal for shareholder action at the Meeting:

     RESOLVED: "That the stockholders of Riggs National recommend that the Board take the necessary steps to have the accountants elected EACH year by all the stockholders."

     REASONS: "The majority of New York Stock Exchange listed companies elect accountants each year."

     "The accountants should be made 'accountable' to all shareholders, not just the Board."

     "We like the firm of Arthur Andersen, but they should be willing to stand for election EACH year, as they do at MANY other companies."

     "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote AGAINST this proposal. The Board, through its Audit Committee, is charged with the responsibility of monitoring the Corporation's outside accountants, Arthur Andersen, and assessing their performance. Some members of the Audit Committee and the Board are officers or directors of other corporations which employ major accounting firms and, therefore, are familiar with the relative merits of each firm and are well qualified to make judgments in this area. The Corporation believes that procedures currently in place adequately ensure the quality and independence of the Corporation's outside accountants. Corporation officers and the Audit Committee continually monitor and evaluate Arthur Andersen's performance. Throughout the year, Corporation employees work with Arthur Andersen and report the results of Arthur Andersen's effectiveness to senior management. Therefore, the Board believes that it is in the best position to select the Corporation's outside accountants.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     The Board anticipates that the next Annual Meeting of Shareholders will be held on or about April 14, 1999. A shareholder who intends to present a proposal at the 1999 Annual Meeting must submit the written text of the proposal to the Corporation no later than November 1, 1998, in order for the proposal to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP are the independent public accountants for the Corporation and have served as the independent public accountants for the Corporation since 1981. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     This proxy is solicited on behalf of the Board. The cost of solicitation of proxies will be borne by the Corporation. The Corporation may solicit proxies personally or by telephone, in addition to the solicitations by mail. All such further solicitations will be made by directors, officers or regular employees of the Corporation or of Riggs Bank N.A., who will not be additionally compensated therefor, or by the Corporation's transfer agent (The Bank of New
York), whose costs will be borne by the Corporation. Arrangements will be made by the Corporation for the forwarding, at the Corporation's expense, of solicitation materials by brokers, nominees, fiduciaries and other custodians to their principals.

     The Board is not aware of any other matters that may come before the Meeting. If any other business properly comes before the Meeting, the persons designated as proxies will vote upon such matters according to their discretion.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Annual Report on Form 10-K, as filed with the SEC, is available without charge upon written request to Jay F. Ferrin, Investor Relations, at corporate headquarters.

                                          By Order of the Board of Directors,

                                          /s/ T.C. COUGHLIN

                                          TIMOTHY C. COUGHLIN
                                          President

                                 [RIGGS LOGO]

                          RIGGS NATIONAL CORPORATION

                PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Edward. J. Miller, Jr., H. Gregory Platts and Stuart Philip Ross as Proxies, severally and each with full power of substitution, to vote all the shares of Common Stock of Riggs National Corporation standing in the name of the undersigned on its books on February 27, 1998, at the Annual Meeting of Shareholders to be held at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, on April 15, 1998, at 9:30 a.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1-5, "AGAINST" ITEM 6, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS SHOULD ANY OTHER BUSINESS BE PROPERLY PRESENTED AT THE MEETING.

                    (CONTINUED, AND TO BE EXECUTED AND DATED ON THE OTHER SIDE.)

                                        RIGGS NATIONAL CORPORATION
                                        P.O. BOX 11185
                                        NEW YORK, N.Y. 10203-0185

                          RIGGS NATIONAL CORPORATION
                        1503 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 15, 1998

      Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 15, 1998, at 9:30 a.m., local time, at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, for the following purposes:

        1. To elect a board of directors for the ensuing year;

        2. To consider and act upon a proposal to approve certain amendments to the Corporation's 1993, 1994, and 1996 Stock Option Plans;

        3. To consider and act upon a proposal to approve certain other amendments to the Corporation's 1996 Stock Option Plan;

        4. To consider and act upon a proposal to approve the 1997 Non-Employee Directors Stock Option Plan;

        5. To consider and act upon a proposal to approve certain amendments to the Corporation's Certificate of Incorporation;

        6. To consider and act upon a shareholder proposal; and

        7. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

      Shareholders of record at the close of business on February 27, 1998, will be entitled to vote at the Meeting or any adjournment or postponement thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

      You are cordially invited to attend the Meeting in person.

                                         By Order of the Board of Directors,

                                         /s/ TIMOTHY C. COUGHLIN

                                         President


March 13, 1998



                            DETACH PROXY CARD HERE


--------------------------------------------------------------------------------




       _________
      /_______ /

(1) ELECTION OF DIRECTORS:     FOR all nominees  /X/           WITHHOLD AUTHORITY to vote       /X/     *EXCEPTIONS  /X/
                               listed below                    for all nominees listed below

  Nominees: Joe L. Allbritton, Robert L. Allbritton, Timothy C. Coughlin, John
            M. Fahey, Jr., Lawrence I. Hebert, Steven B. Pfeiffer, Robert L. Sloan, Jack Valenti, Eddie N. Williams

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING LINE.)

  *EXCEPTIONS
             ------------------------------------------------------------------

(2) To consider and act upon a proposal to approve certain amendments to the Corporation's 1993, 1994, and 1996 Stock Option Plans.

    FOR  /X/                AGAINST  /X/               ABSTAIN  /X/

(3) To consider and act upon a proposal to approve certain other amendments to the Corporation's 1996 Stock Option Plan.

    FOR  /X/                AGAINST  /X/               ABSTAIN  /X/

(4) To consider and act upon a proposal to approve the 1997 Non-Employee Directors Stock Option Plan.

    FOR  /X/                AGAINST  /X/               ABSTAIN  /X/

(5) To consider and act upon a proposal to approve certain amendments to the Corporation's Certificate of Incorporation.

    FOR  /X/                AGAINST  /X/               ABSTAIN  /X/

(6) To consider and act upon a shareholder proposal.

    FOR  /X/                AGAINST  /X/               ABSTAIN  /X/

(7) To consider and act upon any matters that may properly be brought before the Meeting or any adjournment or postponement thereof.





                                                 Change of Address and/  /X/
                                                 or Comments Mark Here

                                            (When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title. If more than
                                            one trustee, all should sign.

                                            Dated: _____________________, 1998

                                            ----------------------------------
                                                  Signature of Shareholder

                                            ----------------------------------
                                                  Signature of Shareholder


                                            VOTES MUST BE INDICATED    / /
                                            (X) IN BLACK OR BLUE INK.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.